Exhibit 99.1

NEWS RELEASE

GRAY AND EXCALIBUR TO ACQUIRE STATIONS FROM HOAK MEDIA,

PARKER BROADCASTING, AND PRIME CITIES BROADCASTING

Gray to Enter Five New Markets, Excalibur to Enter Four New Markets

Atlanta, GA – November 20, 2013. . . Gray Television, Inc. (“Gray” or “we” or “our”) (NYSE: GTN and GTN.A) announced today a series of transactions through which Gray and Excalibur Broadcasting, LLC (“Excalibur”) have agreed to acquire from Hoak Media, LLC (“Hoak”) and Parker Broadcasting, Inc. (“Parker”) a total of 15 network-affiliated television stations in seven markets (excluding required divestitures) for $335.0 million in cash, plus a working capital adjustment. Separately, Excalibur has agreed to acquire two Fox-affiliated television stations in one of the markets served by Hoak from Prime Cities Broadcasting, Inc. (“Prime Cities”), a company that is unrelated to Hoak and Parker, for $7.5 million in cash. These transactions will significantly expand Gray’s portfolio of market-leading owned and/or operated television stations in growing markets throughout the Central United States.

Under its agreement with Hoak, Gray will acquire the following television stations:

STATION	AFFILIATION	MARKET	DMA
KSFY	ABC/CW	Sioux Falls, SD	111
KABY*	ABC	Sioux Falls, SD	111
KPRY*	ABC	Sioux Falls, SD	111
KVLY	NBC	Fargo-Valley City, ND	116
KNOE	CBS/CW	Monroe- El Dorado, LA	137
KFYR	NBC	Minot-Bismarck-Dickinson, ND	145
KMOT*	NBC	Minot-Bismarck-Dickinson, ND	145
KUMV*	NBC	Minot-Bismarck-Dickinson, ND	145
KQCD*	NBC	Minot-Bismarck-Dickinson, ND	145
WMBB	ABC	Panama City, FL	154
KALB	NBC/CBS	Alexandria, LA	179
KREX	CBS	Grand Junction-Montrose, CO	185
KREY*	CBS	Grand Junction-Montrose, CO	185
KREG*	CBS	Grand Junction-Montrose, CO	185
KNOP	NBC	North Platte, NE	208
KIIT-LP	FOX	North Platte, NE	208

*	satellite station

Due to regulatory requirements, Gray will sell Hoak’s television stations in the Panama City and Grand Junction markets to one or more independent third parties.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Excalibur has reached separate definitive agreements with Hoak and Parker to acquire the following television stations:

STATION	AFFILIATION	MARKET	DMA
KHAS	NBC	Lincoln-Hastings-Kearney, NE	105
KXJB	CBS	Fargo-Valley City, ND	116
KAQY	ABC	Monroe-El Dorado, LA	137
KFQX	FOX	Grand Junction-Montrose, CO	185

Due to regulatory requirements, Excalibur will sell Parker’s television station in the Grand Junction market to an independent third party.

Separate from the Hoak and Parker transactions, Excalibur has reached a definitive agreement with Prime Cities to acquire the following television stations:

STATION	AFFILIATION	MARKET	DMA
KNDX	FOX	Minot-Bismarck-Dickinson, ND	145
KXND*	FOX	Minot-Bismarck-Dickinson, ND	145

*	satellite station

Gray and Excalibur have agreed to enter into industry-standard shared services agreements through which Gray will provide back-office services and limited programming to Excalibur’s stations in the Lincoln, Fargo, Bismarck, and Monroe markets. The shared services arrangements will commence upon Excalibur’s purchase of those stations. Gray and Excalibur will enter into put and call option agreements through which Gray could acquire these stations when permitted by applicable law.

“We are thrilled to have the opportunity to bring the Hoak, Parker and Prime Cities television stations into the Gray community,” said Hilton Howell, Gray’s President and CEO. “These transactions will yield impressive synergies, many of which are unique to Gray given how well the stations’ locations, operations and culture complement our own.”

Mr. Howell continued, “Gray’s existing stations will make the acquired stations stronger, while the acquired stations will make our existing stations better.”

“Our cultures and operating philosophies are very similar, and we share a strong commitment to local news excellence and a deep sense of service to the communities in which our stations are located,” commented Eric Van den Branden, Hoak Media’s President and Chief Executive Officer. “We will clearly miss working with some of the most talented and dedicated people in broadcasting, but we know we leave our employees in capable hands with Gray Television.”

Strategically, these transactions reinforce Gray’s transformative growth strategy as we continue to acquire quality assets in attractive markets. Through the transactions announced today and excluding the divestiture markets, Gray will acquire the number-one ranked local television station operations in four of seven markets and the number-two ranked operations in two markets, according to BIA Kelsey revenue data. When combined with Gray’s existing station portfolio, Gray will own and/or operate two Big Four network affiliated channels in six of the seven Hoak markets.

Upon completion of all previously announced and pending transactions, we will own and/or operate television stations in 39 television markets broadcasting a total of 123 distinct channels of programming, including 70 channels affiliated with one of the Big Four Networks. At that time, Gray will own the number-one ranked television station in 29 of the 39 markets as well as the number-one or number-two ranked television station operations in 38 of 39 markets. Gray then will operate “duopolies” (that is, two Big Four network affiliated channels) in a total of 16 markets and reach approximately 7.33 percent of U.S. television households.

Gray expects that the transactions will provide significant free cash flow and be immediately accretive to Gray’s free cash flow. Gray has identified approximately $5 million of operating synergies in the Hoak, Parker and Prime Cities transactions resulting in an effective purchase price multiple on a pro forma basis of 6.8 times 2013 and 2014 average EBITDA.

The parties expect the transactions announced today to close following receipt of regulatory and other approvals in the first or second quarter of 2014. Gray and Excalibur expect to finance their respective transactions with new term loans, cash on hand and/or by accessing the capital markets.

Wells Fargo Securities, LLC served as financial advisor and Dow Lohnes PLLC served as primary legal counsel for Gray. Jack Goodman served as legal counsel for Excalibur. Moelis & Company LLC served as financial advisor and Akin Gump Strauss Hauer and Feld, LLP served as primary legal counsel for Hoak. Kepper, Tupper & Company served as financial advisor and Denton served as primary legal counsel for Prime Cities.

Gray expects that Excalibur will be considered to be a variable interest entity under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, thereby requiring consolidation of Excalibur with Gray. As such, Gray expects that its financial results will consolidate the accounts of Excalibur.

About Gray Television, Inc.

We are a television broadcast company headquartered in Atlanta, Georgia, that owns and/or operates television stations and leading digital assets in dozens of markets across the country. Upon completion of all previously announced and pending transactions, we will own and/or operate television stations in 39 television markets broadcasting a total of 123 distinct channels of programming, including 70 channels affiliated with one of the Big Four networks

(ABC, CBS, FOX and NBC). At that time, our owned and/or operated stations will include twenty-six channels affiliated with the CBS Network, twenty-two channels affiliated with the NBC Network, fourteen channels affiliated with the ABC Network and eight channels affiliated with the FOX Network. We will then own the number-one ranked television station in 29 of the 39 markets and the number-one or number-two ranked television station operations in 38 of 39 markets. We will then reach approximately 7.33 percent of total United States television households.

GRAY CONTACTS:

Hilton H. Howell, Jr., President and Chief Executive Officer, 404-266-5512

Jim Ryan, Senior Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Senior Vice President, Business Affairs, 202-505-2401

Forward-Looking Statements

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to maintain relationships with cable operators, satellite providers and other key commercial partners of the acquired business, the ability to retain employees of the acquired business, the ability to successfully integrate the acquired business into its operations, and the ability to realize the expected benefits and synergies from the acquisition, including the expected accretion in earnings. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” financial statements, and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.Gray.tv. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media, whether as a result of new information, future events or otherwise.

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